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                                                                    Exhibit 4.1

                  PROGRESSIVE TELECOMMUNICATIONS CORPORATION

                     9% CONVERTIBLE SUBORDINATED DEBENTURE
                              DUE DECEMBER 1, 2001


Number: _____________

Principal: $3,000,000.00

Original Issue Date: December 22, 1999

Registered Holder(s): _______________


         Progressive Telecommunications Corporation, a Nevada corporation (the "Company") with principal offices at 601 Cleveland Street, Suite 930, Clearwater, Florida 33755, for value received, hereby promises to pay the registered holder hereof (the "Holder") the principal sum set forth above on December 1, 2001 (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be the legal tender for the payment of public and private debts, and to pay interest, less any amounts required by law to be deducted or withheld, computed on the basis of a 360-day year, on the unpaid principal balance hereof from the date hereof (the "Original Issue Date"), at the rate of 9% per year, until such principal sum shall have become due and payable, or has been converted by the Holder pursuant to Section 5, below. Interest payments will be made in such number of shares of the Company's common stock, $.001 par value ("Common Stock"), computed in accordance with Section 5.1 below and shall be paid semi-annually commencing June 15, 2000, or if the principal of the debenture is earlier converted, upon conversion pursuant to Section 5, below. All references herein to dollar amounts refers to U.S. dollars.

         By acceptance and purchase of this Debenture, the registered holder hereof agrees with the Company that the Debenture shall be subject to the following terms and conditions:

         1. Authorization of Debentures. The Company has authorized the issue and sale of its 9% Convertible Subordinated Debentures due December 1, 2001 (the "Debentures," such term includes any debentures which may be issued in exchange or in replacement thereof) in the aggregate principal amount of not more than U.S. $3,000,000, issued in multiples of $50,000 in principal amount.

         2. Warrants. For each one dollar and fifty cents ($1.50) invested, the Company shall issue the Holder one (1) Common Stock Purchase Warrant (up to 2,000,000). Each Warrant shall be exercisable for a period of three years from the date of issuance at the rate of $1.50 per share.




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         3. Transfer or Exchange. Prior to due presentation to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes. Neither the Debenture nor the shares issuable upon conversion hereof may not be offered, sold, pledged or otherwise transferred unless and until registered under the Securities Act of 1933, as amended (the "Act") or unless the Company has received an opinion of counsel acceptable to it that such registration is not required.

         4. Current Market Price:

            4.1 For purposes of this Debenture, "Current Market Price" of the Common stock means:

            (a) If traded on a securities exchange or the NASDAQ National
                Market, the closing price of the Common Stock on such exchange;
                or

            (b) If traded over the counter, the high closing bid price reported by Bloomberg from the NASDAQ the Small Cap Market OTC Bulletin Board or pink sheets (as the case may be);

         In all other events, the market price determined by the Board of directors of the Company in good faith.

         5. Conversion of Debentures.

            5.1 Right to Convert the Debenture: The record holder of this Debenture shall be entitled, on or after the Date of Original Issuance, at the option of the Holder, to convert this Debenture, in whole or in part, into the number of fully-paid and non-assessable shares of Common Stock determined by dividing the amount or principal or interest to be converted by $1.50 ("Conversion Price").

            5.2 Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder shall surrender such Debenture, together with the Notice of Conversion annexed hereto as Exhibit 1 appropriately endorsed to the Company at its principal office, accompanied by written notice to the Company (a) stating that the Holder elects to convert the Debenture or a portion thereof, and if a portion, the amount of such portion in multiples of $1,000 in principal amount, and (b) setting forth the name or names (with address) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. Provided the Debenture is received properly endorsed promptly by the Company, the date of conversion of such Debenture shall be deemed to be the date of receipt of Notice of Conversion, even if the Company's stock transfer books are at that time closed, and the converting Holder shall be deemed to have become, on the date of conversion, the record holder of the shares of Common Stock deliverable upon such conversion. If the Debenture is not received, properly endorsed by the fifth business day following the date the Company receives




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Notice of Conversion, the date of conversion shall be deemed to be the date the
Debenture is received, provided that such later receipt will not lower the Conversion Price stated in the Notice of Conversion.

         Within five business days after the date of conversion, the Company shall issue and deliver to such converting Holder a certificate or certificates for the number of shares of Common Stock due on such conversion. No adjustments in respect of interest or cash dividends shall be made upon the conversion of any Debenture or Debentures.

         Upon conversion of the Debenture in part, the Company shall execute and deliver to the Holder thereof, at the expense of the Company, a new Debenture, in aggregate principal amount equal to the unconverted portion of such Debenture. Such new Debenture shall have the same terms and provisions other than the principal amount as the Debenture or Debentures surrendered for conversion.

            5.3 Duration of Conversion Privilege. The right to subscribe for and purchase shares of Common Stock pursuant to the Conversion privilege granted herein shall commence on the Original Issue Date and shall expire at 5:00 p.m., New York time on December 1, 2001.

            5.4 Stock Fully Paid; Not Restricted. The Company convenants and agrees that:

            (a) all shares which may be issued upon the exercise of the conversion privilege granted herein will, upon issuance in accordance with the terms hereof, be fully paid, nonassessable, and free from all taxes, liens and charges (except for taxes, if any, upon the income of the Holder) with respect to the issue thereof, and that the issuance thereof shall not give rise to any preemptive rights on the part of the stockholders; and

            (b) all shares issued after the effective date of the Registration
                Statement (defined below) which will be issued upon the conversion privilege granted herein will be free of all restrictions under the Securities Act of 1933; and will not bear any legends or be the subject of any stop transfer restrictions;

            5.5 Antidilution Provisions. The following provisions apply to the
Debenture:

            (a) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,
                (iv) make a distribution on its Common Stock in shares of its capital stock other than Common Stock, or (v) issue by reclassification of its Common Stock other securities of the Company, the conversion privilege of the Debenture and the Conversion Price then in effect immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares of Common Stock and




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                other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Debenture been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            (b) In case the Company shall distribute to all holders of its shares of Common Stock (i) debt securities or other evidences of its indebtedness which are not convertible into Common Stock or (ii) assets (excluding cash dividends or distributions out of earnings), then the Conversion Price shall be determined by dividing the then current Conversion Price by a fraction, of which the numerator shall be the higher of the then Current Market Price, or the Conversion Price on the date of such distribution, and of which the denominator shall be such Current Market Price, or such Conversion Price on such date minus the then fair value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution. The fair value of such assets shall be determined in good faith by the Board of Directors of the Company.

            (c) No adjustment in the Conversion Price shall be required in the following events:

                (i) If the amount of such adjustment would be less than $.05 per share; provided, however, that any adjustment which by reason of this paragraph 5.5(c)(i) is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment; or

                (ii) The issuance of options under the Company's existing stock option plans and future stock option plans approved by the Company's shareholders.

            (d) When the number of shares of Common Stock or the Conversion
                Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Holder by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate from the Company's Chief Financial Officer setting forth the number of shares of Common Stock and the Conversion Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.




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            (e) For the purpose of this Section 5.5, the following shall apply:

                (i) The term "Common Stock" shall mean (A) the class of stock designated as the Common Stock of the Company at the date of this Debenture or (B) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that any time, as a result of an adjustment made pursuant to this Section 5.5, the Holder shall become entitled to receive any securities upon conversion of the Company other than shares of Common Stock thereafter the number of such other securities and the Conversion Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 5.5.

                (ii) If the Common Stock is traded on a securities exchange or over the counter, the "Current Market Price: for purposes of this section 5.5 shall mean the average of the Current Market Prices for the five consecutive trading days immediately prior to the date of the event which necessitates an adjustment to the Conversion Price.

            5.6 No Adjustment for Dividends. Except as provided in Section 5.5, no adjustment in respect to any dividends paid shall be made during the term of the Debenture or upon the Exercise of the Debenture.

            5.7 Preservation of Purchase Rights Upon Reclassification Consolidation, etc. In the case of any consolidation of the Company with or merger of the Company into another corporation or in the case of any sale or conveyance to another corporation of all or substantially all of the property, assets or business of the Company, the Company or such successor or purchasing corporation, as the case may be, shall provide that the Holder shall have the right thereafter upon payment of the Conversion Price in effect immediately prior to such action to purchase upon conversion of the Debenture the kind and amount of shares and other securities and property which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Debenture been converted immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this Section 5.7 shall similarly apply to successive consolidations, mergers, sales or conveyances.

            5.8 Par Value of Common Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Debenture, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may




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validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

            5.9 Statement on Debenture Certificates. Irrespective of any adjustments in the Conversion Price or the number of securities convertible, this Debenture certificate or any certificates hereafter issued may continue to express the same price and number of securities as are stated in this Debenture certificate. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of the Debenture certificate that it may deem appropriate and that does not affect the substance thereof; and any Debenture certificate thereafter issued, whether upon registration or transfer of, or in exchange or substitution for, an outstanding Debenture certificate, may be in the form so changed.

         6. Registration Rights: Liquidated Damages. The Holder will be entitled to registration rights in respect of the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants (the terms of which are set forth below) as follows: (1) The Company shall prepare and file, within 90 days of the initial Closing Date, Registration Statement on Form S-3, if eligible, or Form S-1 or SB-2, whichever is applicable (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the resale of the shares of Common Stock issuable upon conversion of the Debentures and issuable upon the exercise of the Warrants. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission no later than 150 days following the initial Closing Date and shall promptly deliver to Holder copies of all amendments to such Registration Statement and correspondence with the Commission with respect thereto. The Company shall maintain the effectiveness of the Registration Statement until all of the Common Stock issuable or issued upon conversion or exercise of the Warrants has been sold. The Company shall pay all expenses of registration (other than underwriting fees and discounts in respect of shares of Common Stock offered and sold under such Registration Statement by the Holder, if any). (2) If the Registration Statement is not declared effective by the Commission during the 150 day period mentioned above, the Company shall pay promptly in cash or free trading common stock valued at the Conversion Price, as hereinafter defined, to the Holder, as liquidated damages and not as a penalty, an amount equal to one percent (1%) per month commencing 150 and ending 180 days after the initial Closing of the outstanding principal amount of the Debentures, in the event that the Registration Statement is not declared effective by the Commission by the 180th day, liquidated damages shall be increased to two percent (2%) per month from 180 days after the Closing date until the Registration Statement is declared effective.

         7. Fractional Shares. No Fractional shares of Common Stock will be issued in connection with any conversion hereunder but in lieu of such fractional shares, the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

         8. Subordination. Any right of the Holder to payment of principal or interest from the Company shall be subordinated to the claims and rights of the holders of the Senior Debt ("Senior Debt Holders"), "Senior Debt" means all Indebtedness of the Company other than the Debentures, whether outstanding on the date of execution of this Debenture or thereafter created,




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incurred or assumed, except (x) any such Indebtedness that by the terms of the instrument or instruments by which such Indebtedness was created, assumed or incurred expressly provides that it (i) is junior in right of payment to the Debentures or (ii) ranks pari passu in right of payment with the Debentures and
(y) any amendments, modifications or supplements to, or any renewals, extensions, deferrals, refinancing and refunding of, any of the foregoing. Any cash payment of principal or interest to the Holder shall be collected, enforced or received by the Holder as trustee for the Senior Debt Holders and paid over to the Senior Debt Holders. The Holder agrees that in the event of any payment of principal or interest by the Company to the Holder by reason of any receivership, insolvency or bankruptcy proceeding, or proceeding for reorganization or readjustment of the Company or its properties, or otherwise, then, in any such event, the Senior Debt Holders shall be preferred in the payment of their claims over the claim of the Holder to payment of principal or interest against the Company or its properties, and the claims of the Senior Debt Holders shall be first paid and satisfied in full before any payment or distribution of any kind or character, whether in cash or property, shall be made to the Holder. Provided, however, that this Section 8 shall not apply to any payment of principal or interest made to the Holder while the Company is solvent and not in default with respect to its Senior Debt.

         9. Replacement of Debenture Certificate. Upon receipt of evidence satisfactory to the Company of the certificate loss, theft, destruction or mutilation of the Debenture certificate and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of the Debenture certificate, the Company will issue a new Debenture certificate, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Debenture certificate.

        10. Covenants of the Company. So long as any of the Debentures remain outstanding, the Company shall not, without the consent of the holder hereof, which consent will not be unreasonably withheld:

            (a) At all times keep reserved the total number of shares of Common
                Stock necessary for the conversion of all of the then outstanding Debentures at the then current Conversion Rate;

            (b) Not pay any dividends in cash and/or property or other assets of the Company in respect of its Common Stock or otherwise.

            (c) Not issue any debentures of the Company other than the
                Debentures unless the rights of the holders of such debentures are pari passu or subordinate to the Debentures;

            (d) Not without the consent of Holder enter into a loan secured by the property and/or assets of the Company or any of its subsidiaries with (i) any director, officer or 5% stockholder of the Company, (ii) any entity in which a director, officer of 5% stockholder has an interest as an officer,




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                director, partner, beneficiary of a trust or is a 5% or more equity holder of such entity, or (iii) any parent, spouse, child or grandchild of an officer, director or 5% stockholder of the Company upon terms no less favorable to the Company than those which could be obtained from an "arms-length" lender; and

            (e) Not redeem, repurchase or otherwise acquire any shares of the common or preferred stock of the Company.

        11. Default. If any of the following events (herein called "Events of Default") shall occur:

            (a) if the Company shall default in the payment or prepayment of any part of the principal of any of the Debentures after the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, and such default shall continue for more than 30 days; or

            (b) if the Company shall default in the payment of any installment of interest on any of the Debentures for more than 30 days after the same shall become due and payable; or

            (c) if the Company shall make an assignment for the benefit of creditors or shall be unable to pay its debts as they become due; or

            (d) if the Company shall dissolve; terminate its existence (except in the case of a merger or consolidation); become insolvent on a balance sheet basis; commence a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor's relief; permit the entry of a decree or order for relief against the Company in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor's relief; permit the appointment or consent to the appointment of a receiver, trustee, or custodian of the Company or of any of the Company's property; make an assignment for the benefit of creditors; or admit in writing to be failing generally to pay its debts as such debts become due; or

            (e) if the Company shall default in the performance of or
                compliance with any agreement, condition or term contained in this Debenture or any of the other Debentures and such default shall not have been cured within 30 days after such default; or

then and in any such event the Holder of this Debenture shall have the option (unless the default shall have theretofore been cured) by written notice to the Company to declare the Debenture to be due and payable, whereupon the Debenture shall forthwith mature and become due and payable, at the applicable prepayment price on the date of such notice, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, anything contained in this Debenture to the contrary notwithstanding. Upon the occurrence of an Event of




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Default, the Company shall promptly notify the Holder of this Debenture in writing setting out the nature of the default in reasonable detail.

        12. Remedies on Default; Notice to Other Holders. In case any one or more of the Events of Default shall occur, the Holder may proceed to protect and enforce his or her rights by a suit in equity, action at law or other appropriate proceeding, whether, to the extent permitted by law, for the specific performance of any agreement of the Company contained herein or in aid of the exercise of any power granted hereby. If any Holder of one or more of the Debentures shall declare the same due and payable or take any other action against the Company in respect of an Event of Default, the Company will forthwith give written notice to the Holder of this Debenture, specifying such action and the nature of the default alleged.

        13. Amendments. With the consent of the Holders of more than 50% in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by a resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Debenture or of any supplemental agreement or modifying in any manner the rights and obligations of the holders of Debentures or Common Stock issued upon conversion of the Debentures, and of the Company, provided, however, that no such supplemental agreement shall (a) extend the fixed maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or alter or impair the right to convert the same into Common Stock at the rates and upon the terms provided in this Debenture, without the consent of the Holder of each of the Debentures so affected, or (b) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any supplemental agreement, without the consent of the Holders of all Debentures then outstanding.

        14. Changes, Waivers, etc. Neither this Debenture nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 13 of this Debenture.

        15. Entire Agreement. This Debenture embodies the entire agreement and understanding between the Holder and the Company and supercedes all prior agreements and understandings relating to the subject matter hereof.

        16. Governing Law, Jurisdiction, etc.

            (a) It is the intention of the parties that the laws of the State of Florida shall govern the validity of this Debenture, the construction of its terms and the interpretation of the rights and duties of the parties.

            (b) In the event of any dispute, question, controversy or claim arising among the parties hereto which shall arise out of or in connection with this Debenture, the parties shall keep the proceeding related to such controversy in strict confidence and shall not disclose the nature of said dispute, the status of the proceeding or any testimony, documents or




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                information obtained or exchanged in the course of said
                proceeding without the express written consent of all parties to such dispute.


                                       PROGRESSIVE TELECOMMUNICATIONS
                                       CORPORATION


(Corporate Seal)


                                       By:
                                           -------------------------------------
                                               Barry L. Shevlin, CEO


ATTEST:


By:
    -------------------------------
        Dr. Howard Tackett


Number: 1


Name of Holder:
                -------------------------------------


Principal: $3,000,000.00

















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                                   EXHIBIT 1


                              NOTICE OF CONVERSION

  (To be Executed by the Registered Holder in order to Convert the Debenture)


         The undersigned hereby irrevocably elects to convert
$___________________ of the above Debenture No. _________ into
_________________ shares of Common Stock of Progressive Telecommunications Corporation (the "Company") according to the conditions set forth in such Debenture, as of the date written below.

         The undersigned confirms the representations and warranties set forth in the Subscription Agreement.


                                      -----------------------------------------
                                      Date of Conversion*


                                      -----------------------------------------
                                      Applicable Conversion Price


                                      $
                                      -----------------------------------------


                                      -----------------------------------------
                                      Signature


                                      -----------------------------------------
                                      Name


                                      -----------------------------------------
                                      Address


                                      -----------------------------------------

* The original Debenture and this Notice of Conversion must be received by the Company within five business days following the date of Conversion.






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